BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME

March 15, 2006

Dear Stockholder:

The 2006 Annual Meeting of Bar Harbor Bankshares will be held at 11:00 a.m. EDT on Tuesday, May 16, 2006 at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. Our directors and officers join me in inviting you to attend this meeting and the reception following.

Enclosed are the Clerk’s official Notice of Annual Meeting, a Proxy Statement, and the Form of Proxy. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Annual Meeting if you are unable to attend. Please also complete the reception postcard and mail it separately from the Form of Proxy if you will be attending the reception.

We look forward to seeing you on May 16th. Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,

/s/Joseph M. Murphy

Joseph M. Murphy
President and
Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

Each stockholder is urged to fill in, date and sign the enclosed form of proxy and mail it in the envelope provided.

A stockholder who executes the Proxy may, prior to its use, revoke it by written instrument, by a subsequently executed Proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting.

BAR HARBOR BANKSHARES

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2006

Notice is hereby given that the Annual Meeting of the Stockholders of Bar Harbor Bankshares will be held at the Bar Harbor Club at 111 West Street in Bar Harbor, Maine on Tuesday, May 16, 2006 at 11:00 a.m. EDT to consider and act upon the following proposals.

    To elect five (5) persons to serve as directors for a term of three years and to elect two (2) persons to serve as directors for a term of two years.
    To set the number of directors for the ensuing year at 14.
    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 24, 2006 will be entitled to notice of and to vote at the meeting.

The Board of Directors unanimously recommends that you vote "FOR" each of the seven nominees as directors on the Company’s Board of Directors and "FOR" setting the number of directors for the ensuing year at 14.

The Board of Directors requests that you complete, sign, and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting in writing delivered to the Company, Attention: Marsha C. Sawyer, Clerk, 82 Main Street, Bar Harbor, Maine 04609 stating that your proxy is revoked or by delivering a subsequently dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

/s/Marsha C. Sawyer

Marsha C. Sawyer, Clerk

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 16, 2006

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Bar Harbor Bankshares ("the Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders ("the Meeting"). The Meeting will be held on Tuesday, May 16, 2006 at 11:00 a.m. EDT at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. The official Notice of the Annual Meeting of Stockholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting. This Proxy Statement and the enclosed Form of Proxy will be mailed to the stockholders of the Company on or about April 6, 2006.

Proxies are being solicited by the Board of Directors of the Company, ("the Board"), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally, or by telephone, e-mail, or facsimile transmission. The entire expense of solicitation, including costs of preparing, assembling, and mailing the proxy material will be borne by the Company. These expenses are not expected to exceed the amount normally expended for an annual meeting at which directors will be elected.

Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock of the Company represented thereby will be voted (1) FOR the election of the five persons nominated as directors by the Board of Directors for a term of three years and the election of two persons nominated as directors by the Board of Directors for a term of two years; and (2) FOR setting the number of directors at 14, and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Stockholders of record as of the close of business on March 24, 2006 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of March 7, 2006, the Company had outstanding 3,055,641 shares of its common stock ("the Common Stock"), par value $2 per share, each of which is entitled to one vote upon each matter presented at the Meeting. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Meeting. The presence at the Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. Assuming a quorum is present, action may be taken on any matter considered by the holders of a majority of the shares present and voting. Abstentions and shares otherwise not voting will not be deemed present and voting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

Retirement of Directors:

After many years of service, Mr. Dwight Eaton and Mr. John McCurdy will retire from the Board of Directors when their terms expire in May due to age provisions in the Company Bylaws.

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of the March 7, 2006 by: (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each current director of the Company and each nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 12 of this Proxy under the heading "Compensation of Directors and Executive Officers"), and (iv) all executive officers and directors as a group.

Name of Beneficial Owners	Title of Class	Amount of Beneficial Ownership[1]		Percent of Class
5% or more beneficial owners
John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	Common	162,156	[2]	5.31%

Shufro Rose & Co.,LLC 745 Fifth Avenue New York, NY 10151-2600	Common	154,950	[3]	5.07%
Directors, Nominees and Named Executive Officers:

Robert C. Carter	Common	1,400	[7]	*

Thomas A. Colwell	Common	5,000	[7]	*

Peter Dodge	Common	4,260	[7]	*

Jacquelyn S. Dearborn	Common	0	[7]	*

Martha T. Dudman	Common	918	[7]	*

Dwight L. Eaton	Common	5,151	[4,7]	*

Lauri E. Fernald	Common	100	[7]	*

Gregg S. Hannah	Common	0		*

Daniel A. Hurley, III	Common	1,915	[8]	*

Clyde H. Lewis	Common	1,200	[7]	*

John P. McCurdy	Common	6,000	[7]	*

Joseph M. Murphy	Common	79,917	[7,8]	2.61

Robert M. Phillips	Common	1,500	[5,7]	*

Constance C. Shea	Common	600	[7]	*

Gerald Shencavitz	Common	11,945	[8]	*

Kenneth E. Smith	Common	600	[7]	*

Scott G. Toothaker	Common	250	[6,7]	*

David B. Woodside	Common	500	[7]	*

Total Ownership of all nominees, continuing Directors, and named executive officers of the Company as a group (18 persons)		152,616	[9]	5.00%

1The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. All individual holdings amounting to less than 1% of issued and outstanding Common Stock are marked with an (*).

2Includes 2,000 shares beneficially owned by Mr. Clark’s spouse over which Mr. Clark has shared voting and dispositive powers. This figure also includes 84,566 shares held by trusts for which Mr. Clark serves as the sole trustee.

3Includes 3,900 shares with sole voting power and 151,050 shares with sole dispositive power.

4Includes 300 shares over which voting and dispositive power are shared jointly with Mr. Eaton’s spouse.

5Includes 500 shares over which voting and dispositive power are shared jointly with Mr. Phillips’ spouse.

6Includes 250 shares joint with minor children.

7Ownership figures for directors and nominees do not include 500 director-qualifying shares owned by each person indicated.

8Includes shares over which present executives have voting power under our 401(k) Plan and options to purchase shares of common stock granted pursuant to our stock option plan which are exercisable within 60 days of March 7, 2006, as follows:

	401K Plan	Exercisable Options

Daniel A. Hurley, III	435	1,480
Joseph M. Murphy	19,917	60,000
Gerald Shencavitz	1,621	10,324

9Total Beneficial ownership includes, 31,360 shares (1.03%) of the Common Stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Annual Stockholder’s meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. The information provided is based on the records of the Company and on information furnished by the persons listed.

The Company is not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than 5% of a registered class of the Company’s equity securities (collectively "Section 16 Persons") to file initial reports of ownership and reports of changes of ownership with the U.S. Securities and Exchange Commission (the "Commission") and the American Stock Exchange ("AMEX"). Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of such reports provided to the Company and written representations that all reports were filed timely and as required.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees:

Proposal I - Election of Directors

At the Annual Meeting of the Stockholders, five (5) director-nominees will stand for reelection to serve until the 2009 Annual Meeting of the Stockholders and two nominees will be elected to serve until the 2008 Annual Meeting of the Stockholders and until each director’s successor is elected and qualified. The Company’s Bylaws require that directors be elected for a term of at least three (3) years or such shorter term as may be necessary to comply with the maximum age restrictions set forth in the Bylaws or to equalize, as closely as possible, the members sitting in staggered classes. Each nominee has consented to serve and to the use of his or her name in this Proxy. Five of the seven nominees currently serve on the Board of the Company.

The Board has determined that the director-nominees and a majority of the continuing directors are "independent directors" as required in accordance with applicable laws, regulations, and AMEX listing requirements. The exception is Director Murphy, who serves as President and Chief Executive Officer of the Company. Director Murphy does not serve as a voting member of the Audit, Compensation and Human Resources, or Governance Committees.

The Proxies will be voted, unless authority to do so is expressly withheld, in favor of the seven nominees nominated by the Board of Directors. The Board of Directors recommends voting "FOR" the election of each nominee as a director of the Company.

Proposal ll - Setting the Number of Directors at 14

The Company’s Board of Directors currently consists of 14 members. The Board of Directors recommends the number of Company directors for the coming year be set at fourteen (14). The Bylaws of the Company provide for no fewer than 9 or more than 27 directors, with directors serving staggered terms of three years. The Board of Directors recommends that you vote "FOR" setting the number of directors for the ensuing year at 14.

The following table sets forth for each nominee for election as a director, their name, age as of March 24 2006, and positions with the Company or its subsidiaries (i.e. Bar Harbor Bank & Trust and Bar Harbor Trust Services).

NOMINEES Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Positions with Subsidiaries

Robert C. Carter	62	2003	2009	Director	Director, Bar Harbor Bank & Trust since 1996. Director of Bar Harbor Trust Services since 2004.

Jacquelyn S. Dearborn	53	2006	2008	Nominee

Peter Dodge	62	2003	2009	Director	Director, Bar Harbor Bank & Trust since 1987.

NOMINEES Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Positions with Subsidiaries

Lauri E. Fernald	44	2005	2009	Director	Director, Bar Harbor Bank & Trust since 2005.

Gregg S. Hannah	63	2006	2008	Nominee

Clyde H. Lewis	61	2005	2009	Director	Director, Bar Harbor Bank & Trust since 2005.

Scott G. Toothaker	43	2003	2009	Director	Director, Bar Harbor Bank & Trust since 2003.

Set forth below is a list of the Company’s continuing directors not standing for election to the Board of Directors at this year’s Annual Meeting, including their age as of March 24, 2006 and positions with the Company and its subsidiaries (i.e. Bar Harbor Bank & Trust and Bar Harbor Trust Services) each as of the Record Date.

DIRECTORS Terms to Expire in 2007 Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Positions with Subsidiaries

Joseph M. Murphy	63	2002	2007	Director President and Chief Executive Officer of Bar Harbor Bankshares

Chairperson and Director, Bar Harbor Bank & Trust since 2002.
Chief Executive Officer of Bar Harbor Bank & Trust since 2003.
President, Bar Harbor Bank & Trust since February 2005.
Director, Bar Harbor Trust Services since 2002.

Robert M. Phillips	64	2003	2007	Director	Director, Bar Harbor Bank & Trust since 1993. Director, Bar Harbor Trust Services from 2000 through 2004

Constance C. Shea	61	2003	2007	Director	Director, Bar Harbor Bank & Trust since 2001.

Kenneth E. Smith	52	2004	2007	Director	Director, Bar Harbor Bank & Trust since 2004. Director, Bar Harbor Trust Services since 2004.

DIRECTORS Terms to Expire in 2008 Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Postitions with Subsidiaries

Thomas A. Colwell	61	1991	2008	Chairman and Director	Director, Bar Harbor Bank & Trust since 1991. Director, Bar Harbor Trust Services since 2004.

Martha T. Dudman	54	2003	2008	Director	Director, Bar Harbor Bank & Trust since 2003. Director, Bar Harbor Trust Services since 2003.

David B. Woodside	54	2003	2008	Director	Director, Bar Harbor Bank & Trust since 2003.

Named Executive Officers:

Set forth below is a list of the Company’s executive officers, including their age as of March 24, 2006 and positions with the Company and its subsidiaries (i.e. Bar Harbor Bank & Trust and Bar Harbor Trust Services) each as of the Record Date:

Name	Age	Year First Elected As Officer	Position with the Company	Positions with Subsidiaries

Joseph M. Murphy	63	2002	Director, President and Chief Executive Officer

Chairperson and Director, Bar Harbor Bank & Trust since 2002.
Chief Executive Officer, Bar Harbor Bank & Trust since 2003.
President, Bar Harbor Bank & Trust since February 2005.
Director, Bar Harbor Trust Services since 2002.

Daniel A. Hurley, III	53	2004	N/A	President of Bar Harbor Trust Services since 2004.
				Senior Vice President, Bar Harbor Bank & Trust since 2004.

Gerald Shencavitz	52	2001	Chief Financial Officer and Treasurer	Chief Financial Officer, Senior Vice President, and Chief Operating Officer, Bar Harbor Bank & Trust since June 2001. Treasurer, Bar Harbor Trust Services since June 2001.

The Bylaws of the Company provide that the executive officers be elected annually by the Board of Directors and that the President and Chief Executive Officer, Chairperson of the Board, Treasurer, and Clerk shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Chief Executive Officer. There are no arrangements or understandings between any of the directors, executive officers or any other persons pursuant to which the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no "family relationships" as defined by the Commission, between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Business Experience

The principal occupation and business experience for at least the last five (5) years for each director, nominee, and executive officer is set forth below. None of the organizations discussed below, except for Bar Harbor Bank & Trust, Bar Harbor Trust Services, and the now dissolved BTI Financial Group are affiliated with the Company.

Directors and Nominees:

Robert C. Carter. Mr. Carter resides in Machias and is owner of the Machias Motor Inn, Machias, Maine.

Thomas A. Colwell. Mr. Colwell resides in Deer Isle and is President of Colwell Bros., Inc., (lobster pounding) located in Stonington, Maine.

Jacquelyn S. Dearborn. Mrs. Dearborn resides in Holden and serves as a mediator for the Ellsworth and Bangor court systems, is employed as Accounts Manager in the law office of Joel A. Dearborn, Sr., located in Brewer, Maine and is an active community volunteer.

Peter Dodge. Mr. Dodge resides in Blue Hill and is President and Insurance Agent with Peter Dodge Agency d/b/a Merle B. Grindle Agency and John R. Crooker Agency, insurance and real estate agencies located in Blue Hill and Bucksport, Maine.

Martha T. Dudman. Ms. Dudman resides in Northeast Harbor and is President of Dudman Communications Corporation, an author, and a professional fundraising consultant.

Lauri E. Fernald. Ms. Fernald resides in Mount Desert and a Funeral Director and an owner in Jordan-Fernald headquartered in Mount. Desert, Maine.

Gregg S. Hannah. Mr. Hannah resides in Blue Hill and serves as Secretary and Treasurer of Hannah & Associates, Inc., a marketing consulting firm. He has also served as an Associate Professor of Business Management at Nichols College in Dudley, Massachusetts.

Clyde H. Lewis. Mr. Lewis resides in Sullivan and is co-owner, Vice President, and General Manager of Morrison Chevrolet, Inc., of Ellsworth, Maine.

Joseph M. Murphy. Mr. Murphy resides in Mount Desert and is President and Chief Executive Officer of Bar Harbor Bankshares and Bar Harbor Bank & Trust, and until its dissolution in 2004 President of BTI Financial Group. Prior to February 2002, Mr. Murphy was Executive Vice President, Retail Banking Group for WSFS Financial Corporation from 1996 through 2000 where he was responsible for their retail branching system, small business and consumer lending, marketing and product development, card programs, investment and insurance products, and community relations.

Robert M. Phillips. Mr. Phillips resides in Sullivan and is a consultant for Cherryfield Foods, Maine Wild Blueberry, and Oxford Foods, food processors with locations in Washington County, Maine.

Constance C. Shea. Mrs. Shea resides in Mount Desert and is a Real Estate Broker and an owner in the Lynam Real Estate Agency, Bar Harbor, Maine.

Kenneth E. Smith. Mr. Smith resides in Bar Harbor and has been owner and Innkeeper of Manor House Inn since 2003 and former owner of Wonder View Inn, both lodging facilities located in Bar Harbor, Maine.

Scott G. Toothaker. Mr. Toothaker resides in Ellsworth and is Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, Maine.

David B. Woodside. Mr. Woodside resides in Bar Harbor and is President and General Manager of Acadia Corporation, a corporation operating restaurants and retail shops located in Acadia National Park and Bar Harbor, Maine.

Executive Officers:

Joseph M. Murphy. For a summary of Mr. Murphy’s business experience, refer to the Directors section immediately above.

Daniel A. Hurley, III. Mr. Hurley resides in Ellsworth and has served as President of Bar Harbor Trust Services and Senior Vice President of Bar Harbor Bank & Trust since August of 2004. He was formerly Vice President and Senior Trust Officer at Essex Savings Bank where he was responsible for the start up of a Trust Services division working with a broker-dealer subsidiary.

Gerald Shencavitz. Mr. Shencavitz resides in Mount Desert and has served as Chief Financial Officer and Treasurer of the Company since June 2001 and Chief Financial Officer, Senior Vice President and Chief Operating Officer of Bar Harbor Bank & Trust since 2001. He formerly was a Senior Vice President at Bar Harbor Bank & Trust.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors:

A Board of Directors comprised of thirteen (13) members through May of 2005, and then increasing to fourteen (14) members in June, managed the Company. A majority of the Board of Directors meets the independence standards established by AMEX. The Board of Directors of the Company held a total of eleven (11) regular meetings and one (1) annual meeting, The Bylaws of the Company provide for a minimum of quarterly meetings. Each Director attended at least 75% of the total number of board and committee meetings that he or she was eligible to attend.

The Board encourages, but does not require, each Director to attend its Annual Meeting of Stockholders. All of the Board’s members attended the 2005 Annual Meeting.

Committees:

Executive Committee

The Bylaws of the Company provide that after each Annual Meeting of Directors, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2005 included Directors Colwell, Dodge, Dudman, Eaton, Murphy, Phillips, Shea, and Toothaker. Mr. Colwell serves as Chairperson. The Executive Committee held two (2) meetings in 2005.

The Company Bylaws provide that the Board may elect or appoint such other committees, as it may deem necessary or convenient to the operations of the Company. The Board has appointed a standing Audit Committee, a standing Governance Committee, and a standing Compensation and Human Resources Committee.

Audit Committee

The members of the Audit Committee included directors Toothaker, Dudman, Fernald, Eaton, Smith, and Woodside. Mr. Toothaker serves as Chairperson of the Committee. The Audit Committee met four (4) times during 2005. See Appendix A for Report of Audit Committee.

The Company’s Board has determined that the Audit Committee is composed of independent directors, in accordance with applicable AMEX listing requirements as of December 31, 2004. The Audit Committee operates under a written charter, which has been adopted by the Audit Committee and the Company Board. Audit Committee members do not accept any consulting, advisory, or other compensatory fees (except director fees) and are not affiliated with the Company (except as a director) or any of its subsidiaries.

The Audit Committee has the sole authority to appoint and replace the Independent Registered Public Accounting Firm. The Audit Committee is responsible for the compensation and oversight of the Independent Registered Public Accounting Firm and this firm reports directly to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to stockholders and the Commission; (ii) the review of quarterly financial statements; (iii) the system of financial controls management has established; and (iv) the internal audit, external audit and loan review processes.

Governance Committee

The Governance Committee for 2005 was comprised of directors Shea, Colwell, Phillips, and Dodge. The Governance Committee met three (3) times during 2005. Ms. Shea served as Chairperson of the Committee. The Company Board of Directors has determined that each member of the Governance Committee is independent for purposes of AMEX listing standards.

The Governance Committee is responsible for screening candidates, recommending nominees to the full Board of Directors (including the slate of returning directors) to be elected each year, making recommendations concerning the size and composition of the Board of Directors, recommending Committee structure and membership, and sponsoring new director orientation and education. The Governance Committee has a written charter, which may be viewed on the Company’s general website at www.BHBT.com.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management, and stockholders. To date the Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee considers among other things the background, business and professional experience (including any requisite financial expertise or other special qualifications), current employment, community service, and other board service of its directors and nominees, as well as racial, ethnic, and gender diversity of the Board as a whole. The Governance Committee generally considers a candidate’s qualifications in light of these broad criteria as well as an assessment as to whether the candidate can make decisions on behalf of or while representing the Company in a manner consistent with our stated business goals and objectives. The Governance Committee will also consider the candidate’s "independent" status in accordance with applicable regulations and listing standards.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee reviews and considers recommendations from management concerning executive compensation policies, employee benefit plans, and salary administration programs, including reviewing annually the performance, total compensation, and recommended adjustments for all executive officers and the executive officers of the Company’s subsidiaries. The deliberations of the Compensation and Human Resources Committee are reported to the Board of Directors for review and approval.

The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dodge, Fernald, Shea, and Woodside. Mr. Phillips serves as Chairperson of the Committee. The Company’s and Bank’s President and Chief Executive Officer, Murphy, serves on the Committee in a non-voting, ex-officio capacity, as does the Bank’s Human Resource Officer, Marsha C. Sawyer. All voting members of the Compensation Committee are independent for purposes of AMEX listing standards. The Compensation and Human Resources Committee met four (4) times during 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each of the Company’s last three fiscal years, the annual compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and the other executive officers who earned in excess of $100,000 for the year ending December 31, 2005 (the "named executive officers"). The Company or the subsidiary by which he was employed paid compensation for each named executive officer.

Summary Compensation Table
Name and Principal Positions	Year	Salary 1 ($)	Bonus2 ($)	Other Annual Compensation3 ($)	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP Payouts	All Other Compensation4 ($)

Joseph M. Murphy, President and	2005	248,500	30,744	4,390		0		164,667
CEO of Bar Harbor	2004	230,000	24,035	2,238	N/A	0	N/A	143,565
Bankshares and CEO of Bar Harbor Bank & Trust	2003	221,158	26,400	1,796	N/A	0	N/A	224,050

Daniel A. Hurley, III*	2005	122,500	30,625	538		0		N/A
President Bar Harbor Trust	2004	40,118	N/A	40,256		10,000		N/A
Services and Senior Vice President of Bar Harbor Bank & Trust	2003	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Dean S. Read **	2005	39,074	N/A	179,772		0		14,540
Former President, Bar Harbor	2004	185,000	19,592	2,332	N/A	0	N/A	136,033
Bank & Trust	2003	185,901	21,886	2,322	N/A	0	N/A	(2,810)

Gerald Shencavitz	2005	145,000	26,661			0		42,570
CFO and Treasurer,	2004	134,000	14,003	1,242	N/A	0	N/A	36,517
Bar Harbor Bankshares	2003	123,704	14,666	1,242	N/A	5,000	N/A	32,256
CFO, SVP, and COO of Bar Harbor Bank & Trust

*Mr. Hurley joined Bar Harbor Trust Services and Bar Harbor Bank & Trust on August 30, 2004. Compensation figures for 2004 represent a partial calendar year.

** Mr. Read resigned as President of Bar Harbor Bank & Trust effective February 25, 2005. However, Mr. Read’s compensation information is included here because he was a named executive officer throughout fiscal years of 2003, 2004, and part of 2005.

1Included in base salary amounts disclosed above for each named executive officer, are monies deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its wholly owned subsidiaries to defer up to 50% of their compensation, subject to applicable limitations in section 401(k) of the Internal Revenue Code of 1986, as amended, and amounts deferred pursuant to the Company’s non-qualified deferred compensation plans described in this Proxy.

Name	Year	401(k) Deferrals	Non-Qualified Deferred Compensation

Joseph M. Murphy	2005	18,000	160,423
	2004	16,000	143,565
	2003	14,000	224,050

Daniel A. Hurley, III	2005	9,187	N/A
	2004	4,385	N/A
	2003	N/A	N/A

Dean S. Read	2005	4,900	14,540
	2004	16,000	136,033
	2003	14,000	(2,810)

Gerald Shencavitz	2005	18,000	40,736
	2004	16,000	36,517
	2003	14,000	32,256

2Named executive officers, with the exception of Mr. Hurley, participated in a tiered bonus plan for fiscal years 2003, 2004, and 2005. During 2003 each participating named executive officer received 6% of base salary for surpassing a net income threshold and up to an additional 6% of base salary for achieving individually assigned goals in the areas of loan, deposit, and income growth as well as successful implementation of strategic plan initiatives. The 2004 plan provided each of the participating named executive officers 5.5% for surpassing a net income threshold and up to an additional 5.5% for achieving individually assigned goals in loan, deposit, and income growth, along with strategic plan initiatives. In 2005, the named executives participated in a similarly designed plan providing for a 5% payout upon achieving an established net income threshold, and up to an additional 5 % for meeting individually assigned goals. A third tier of the plan provided Messrs Murphy and Shencavitz an additional $9,000 and $5,250, respectively for achieving financial results in excess of 10% over 2004 net income results. Mr. Hurley did not participate in the above-described incentive programs for 2003, 2004 or 2005. He participated in an individually designed "pay for performance" program spanning 2004 and 2005 resulting in a payment of 25% of salary in 2005. Mr. Read did not participate in any plan for 2005. In addition, the Board of directors voted a one-time performance bonus to Gerald Shencavitz in the amount of $6,911 in appreciation for the organization, implementation, and completion of the complex Sarbanes-Oxley 404 compliance requirement. All of the foregoing amounts are included in the bonus amounts reflected in the Summary Compensation Table for each named executive officer.

3Additional items included in the Other Annual Compensation column include social club dues, relocation expenses, and im-puted life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit. The $179,500 paid in 2005 to Dean S. Read represents $29,273 in payments under the provisions of his supplemental retirement plan and $150,499 in severance payments under a signed agreement further described on page 16.

4All Other Compensation represents accrued amounts for future retirement benefits under the Company’s Supplemental Executive Retirement Plan.

Name	Year	Imputed Insurance	Relocation Costs	Social Club Dues

Joseph M. Murphy	2005	4,390	0	850
	2004	1,426	0	810
	2003	1,346	0	450

Daniel A. Hurley, lll	2005	538	0	0
	2004	145	40,111	0
	2003	N/A	N/A	N/A

Dean S. Read	2005	0	0	0
	2004	2,332	0	0
	2003	2,322	0	0

Gerald Shencavitz	2005	1,242	0	0
	2004	1,242	0	0
	2003	1,242	0	0

 EQUITY COMPENSATION PLAN

Aggregated Option Exercises in Fiscal Year 2005 and

Fiscal Year-End 2005 Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Option at Fiscal Year-End	Value of unexercised In-The-Money Options At Fiscal Year-End (2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Dean S. Read	19,900		$235,100	0	0	$0	$0
Gerald Shencavitz	1,250		$ 14,738	12,324	12,236	$102,745	$96,558

(1)

The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.

(2)

The value of an option was determined by multiplying the number of shares of Common Stock that may be purchased under the option by the difference between the market price of $26.31 per share, which was the closing price of a share of Common Stock as reported on AMEX on December 31, 2005, and the applicable exercise price.

The following table provides information relating to option grants to our named Executive Officers pursuant to the Company’s Incentive Stock Option Plan during 2005

Options Granted During the Year Ended December 31, 2005

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)	Percentage of total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)

None	0	0	0	0	0

Retirement Plans

The Company has a contributory 401(k) retirement plan available to all employees including the named executive officers. Employees may contribute between 1% and 50% of their compensation (subject to applicable regulatory restrictions), to which the Company will match 50% of the first 3% deferred by an employee and 25% on the second 3% deferred. The Board of Directors voted to credit each eligible participant’s 401(k) account with 4% of salary for the years 2005, 2004 and 2003. Total Company contributions into the 401(k) Plan were $423,699, $391,273, and $392,824, for the years ended December 31, 2005, 2004, and 2003, respectively.

 The Company also maintains a nonqualified, noncontributory, defined-benefit; supplemental executive retirement program (the "SERP") for certain highly compensated executive employees. Mr. Murphy, Mr. Read and Mr. Shencavitz were the only authorized participants in the SERP as of December 31, 2005 (the "Participants"). Under the SERP the Participants are eligible to receive upon retirement, early retirement, a change in control of the Company, disability or death, an individually defined benefit payment based upon years of service.

Upon Normal Retirement Age defined, as age 68 for Mr. Murphy and age 65 for Mr. Shencavitz, monthly payments of $11,200 and $8,583 will be paid under the SERP plan to the named executives (or their beneficiary) for a period of 240 months. There are also provisions under the plan for reduced monthly payments in the event of an early retirement by any of these individuals. As of December 31, 2005, Messrs Murphy and Shencavitz have vested monthly benefits of $3,764, and $1,086, respectively. Former Bank President, Mr. Dean S. Read, began receiving monthly payments of $3,252.50 for 240 months, beginning April 1, 2005, representing his accrued benefit through March 2005 under this program.

Compensation of Directors

For the first six months of 2005, the directors of the Company, Bar Harbor Bank & Trust, and Bar Harbor Trust Services received a fee of $400 for each meeting of the Company and its subsidiary boards attended and $400 for each committee meeting attended. Members of the Board received $400 when the Company and the Bank held joint meetings. The fee paid for the attendance at the 2005 Annual Meeting was $400 per member of the Company Board of Directors. The Chairperson of the Company Board received a quarterly retainer of $750 in addition to meeting fees.

In July, 2005 compensation for the directors of the Company, Bar Harbor Bank & Trust, and Bar Harbor Trust Services was increased to $500 for each meeting of the Company and its subsidiary boards attended and $500 for each committee meeting attended. Members of the Board received $500 when the Company and the Bank held joint meetings. The fee paid for attendance at upcoming Annual Meetings was set at $500 per member of the Company Board of Directors. In addition, each Director began receiving a quarterly stipend of $1,000 and the Chairperson began receiving a quarterly stipend of $2,500 in addition to their meeting fees.

Meetings of the Board of Directors of the Company are held monthly. Director Murphy, who also serves as an officer of the Company, does not receive directors’ fees.

Employment and Change in Control Agreements

On November 7, 2003, the Company amended its written employment agreement with Joseph M. Murphy, Chief Executive Officer (CEO) originally dated January 3, 2003 (the Employment Agreement) in connection with his service as CEO of Bar Harbor Bankshares to reflect changes in the Company’s Supplemental Retirement Programs and implementation of Change of Control Agreements. The Employment Agreement provides for the payment of an annual base salary to the CEO of not less than $18,333.33 per month (an annualized rate of not less than $220,000.00 per annum). The Employment Agreement provides for a review of the CEO’s base salary not less than annually and may be adjusted at the Company’s sole discretion. The CEO is also eligible to participate in a performance compensation plan with goals and incentive payments to be approved by the Board annually. The Employment Agreement is for an initial term of two (2) years with provisions for automatic extensions of one (1) year each in the absence of notice from the Company of its intention not to extend the term of the Employment Agreement. The initial term of the Employment Agreement commenced on January 3, 2003 and continued through January 3, 2005, unless sooner terminated. Neither the Company nor the CEO has given notice of termination and, therefore, the Employment Agreement has been extended by its terms through January 3, 2007. The Employment Agreement contains restrictions on competition by the CEO with the Company during the term of the Employment Agreement and for a period of one (1) year following the cessation of the CEO’s employment with the Company regardless of reason. The Employment Agreement also provides, with limited exceptions, for a severance payment to the CEO in the event his employment is terminated within one (1) year following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment following a change in control is equal to two (2) times the CEO‘s base annual salary, incentive compensation payments earned, and any accrued but unused vacation time. Both the Compensation and Human Resources Committee and the Board of Directors have reviewed and approved the Employment Agreement.

Other Change in Control, Confidentiality and Non-competition Agreements

The Company entered into Change in Control, Confidentiality and Non-competition Agreements with former Bank President Mr. Dean S. Read and the Company’s Chief Financial Officer, Mr. Gerald Shencavitz These Agreements provide for severance of both salary and benefits for Messrs Read and Shencavitz. Mr. Shencavitz will receive salary and benefits under his agreement for a period of eighteen months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve months after a change of control, unless such termination was for cause. The Company also agreed to pay any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code and provide for health insurance and other standard benefits for a period of 18 months.

The Company has also entered into a Change in Control, Confidentiality and Non-competition Agreement with Bar Harbor Trust Services President, Daniel A. Hurley, III. Mr. Hurley’s agreement provides for severance of both salary and benefits for a period of twelve months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve months of a change of control, unless such termination was for cause.

All of these agreements were entered into as part of a total compensation program to attract and retain qualified executives and not entered into in response to any effort known to the Board of Directors by any party or entity to acquire control of the Company.

In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.

Severance Arrangement with Mr. Read:

Dean S. Read resigned from his position as President of Bar Harbor Bank & Trust, the Company’s principal financial services subsidiary, effective February 25, 2005. In connection with Mr. Read’s resignation, the Company and Mr. Read have entered into a severance agreement pursuant to which, among other things, the Company will pay Mr. Read a severance payment of $215,000 payable over fourteen (14) consecutive months and will pay a portion of Mr. Read’s health benefits for an equivalent period of time. The Severance Agreement also contains non-disclosure, non-solicitation, and non-competition covenants in favor of the Company.

Mr. Read voluntarily deferred a portion of his base salary over several years into a non-qualified deferred compensation plan. He received a lump sum distribution of these deferred salary dollars in the amount of $123,694 in 2005. This amount has already been accounted for on the Company’s financials during the years that Mr. Read deferred these salary dollars.

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dodge, Fernald, Shea, and Woodside. Mr. Phillips serves as Chairperson of the Committee. The Company’s and the Bank’s Chief Executive Officer, Mr. Murphy and Bar Harbor Bank & Trust’s Human Resources Officer, Mrs. Marsha C.. Sawyer, along with former Bank President, Read, served on the committee in a non-voting, ex-officio capacity during 2005. Certain members of the Committee and their affiliates and families are borrowers from the Company’s banking subsidiary Bar Harbor Bank & Trust. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal amount of risk of collectability or present other unfavorable features to the Company’s subsidiaries.

Report of the Compensation and Human Resources Committee on Executive Compensation

The Compensation and Human Resources Committee administers and recommends to the Board of Directors of the Company its executive compensation programs. These programs are intended to provide a package of base salary, traditional benefits, options, retirement payments, and incentive opportunities to its executives to achieve both current and long-term return on the stockholder’s investment and align the executive’s interest to those of the Company and its Subsidiaries employees, customers, and stockholders. The Committee does not use a formal set of criteria in evaluating the compensation of executive officers. However, some of the factors generally considered by the Compensation and Human Resources Committee are detailed below.

Levels of compensation are, in part, guided by the Company’s need to attract and retain qualified executives who can make a major contribution to the success of the Company. The Committee regularly reviews compensation surveys and public filings disclosing compensation levels comparing the Company’s subsidiaries with comparable institutions in the State of Maine and New England.

Compensation Program Components

The Company’s compensation program can be generally described as being comprised of two primary components: (a) base salary and benefits, and (b) executive incentive compensation programs. Base salary and benefits include items such as retirement plan benefits and insurance programs, and are intended to adequately compensate executive officers and employees for capable performance of their core duties and responsibilities associated with their positions. Named executive officers, Messrs Murphy and Shencavitz and six other senior officers participated in a three-tiered executive incentive plan for 2005. The first tier provided for an incentive payment determined by meeting a certain earnings threshold. The second tier provided for an additional incentive payment based upon individually assigned goals such as loan and deposit growth, quality measures, and implementation of strategic plan initiatives. A third tier represented payments for achieving financial results in excess of 10% over 2004 net income results. Individual payments to named executive officers, Messrs Murphy and Shencavitz, along with other participating officers, under this three-tier program ranged from 9.95% to 13.95% of base salary.

Mr. Hurley did not participate in the above-described incentive programs for 2003, 2004 or 2005. He participated in an individually designed "pay for performance" program spanning 2004 and 2005 resulting in a payment of 25% of salary in 2005. Mr. Read did not participate in any plan for 2005.

An accrual for payment of these incentives was booked in 2005, but actual payments were made to participating individuals early in 2006.

Performance Measures

The Committee considers certain performance measures in evaluating the compensation of the Company’s executive officers including the named executive officers as well as other senior officers. In addition to using Maine and New England banking surveys other guiding factors the Company uses in establishing appropriate levels of executive officer compensation are the specific performance of each executive officer, the performance of the Company as a whole, the financial plan for the year, and such other general factors as the business climate.

Stock Option Plan

An additional component of compensation for Company employees in management positions, including named executive officers, is the award of options to purchase shares of Common Stock at fixed prices. The Company’s Stock Option Plan, which is scheduled to expire October 2010, is based on performance in that the options only have value if the market value of Common Stock increases.

Compensation of the Chief Executive Officer

The Committee annually reviews the Chief Executive Officer’s (CEO) existing compensation arrangement, the performance of the Company and its Subsidiaries, the CEO’s performance, and the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

The compensation of the Company’s CEO is generally divided into two basic parts: (a) salary and benefits, and (b) executive incentive compensation. The Company’s Employment Agreement with the CEO provides for a review of his base salary no less than annually and it may be adjusted at the Company’s sole discretion. His base salary for 2005 was increased 8.04% over 2004. The second part of the compensation program for the CEO is based upon the incentive compensation program described above. The program resulted in 12.37% of additional compensation for the CEO based upon the achievement of strategic and financial objectives determined by the Committee and approved by the Board of Directors.

The CEO does not receive any director fees for his participation as a member of the Company’s Board of Directors or as a director of any of the Company’s subsidiaries.

The Committee believes the CEO’s compensation is competitive with compensation provided by other similar companies of comparable size and performance histories.

The 2005 Compensation and Human Resources Committee have submitted the foregoing report to stockholders regarding compensation.

Robert M. Phillips, Chair
Peter Dodge
Lauri E. Fernald
Constance C. Shea
David B. Woodside

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

The Company has entered into a long-term lease for its new Bank branch located in Somesville, Maine effective February 1, 2006 (the "Somesville Lease"). The Somesville Lease has an initial term of five years and five months. During the first year of the Somesville Lease term, the base rent is Sixty Thousand Dollars ($60,000.00), pro-rated for any partial lease year. During each subsequent lease year the base rent shall be increased using a formula tied to certain changes in the consumer price index. In addition to base rent, the Bank is responsible to pay as "additional rent" certain defined real estate taxes; operating expenses, and other costs, charges and expenses associated with the premises as required under the lease. The "Landlord" under the Somesville Lease is A.C. Fernald Sons, Inc., a Maine corporation. Mr. Robert Fernald of Mount. Desert is a shareholder, director and officer of A.C. Fernald Sons, Inc. and is the father of Company nominee director Lauri E. Fernald. Lauri E. Fernald does not own any stock or hold any corporate office or other position with A.C. Fernald Sons, Inc. and has no direct or indirect interest in the Somesville Lease other than her familial relationship with Mr. Robert Fernald.

The Company and former Bank President, Dean S. Read entered into a severance agreement dated March 3, 2005 pursuant to which, among other things, the company will pay Mr. Read a severance payment of $215.000 payable over fourteen (14) consecutive months and will pay a portion of Mr. Read’s health benefits for an equivalent period of time. The Severance Agreement also contains non-disclosure, non-solicitation, and non-competition covenants in favor of the Company. Mr. Read also received a lump sum distribution of previously deferred salary dollars in the amount of $123,694 in 2005. Salary amounts previously deferred have been accounted for on the Company’s financials during the years that Mr. Read deferred these salary dollars.

Except as set forth above and with regard to "Indebtedness of Management" described below, none of the nominees for directors, other continuing directors, or named executive officers of the Company or any of its subsidiaries engaged in 2005 in any transaction with the Company or any of its subsidiaries, in which the amount involved or exceeds $60,000.

Indebtedness of Management

The Company’s wholly owned subsidiary, Bar Harbor Bank & Trust, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders, and their associates. All such transactions have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. No such transactions have involved more than normal risk of collectability or presented other unfavorable features, and no loans outstanding to directors, officers, principal stockholders, or their associates in an amount in excess of $60,000 are non-accruing or past due or otherwise considered to be potential problem loans. All loans made by the Company and its subsidiaries to directors and executive officers are regulated by the Company’s federal and state regulators.

These regulations (known as "Reg. O") set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We believe that all extensions of credit to our directors and executive officers satisfy the foregoing conditions.

PERFORMANCE GRAPH

The following graph illustrates the estimated yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock for each of the last five years. Total stockholder return is computed by taking the difference between the ending price of the Common Stock at the end of the previous year and the current year, plus any dividends paid divided by the ending price of the Common Stock at the end of the previous year. For purposes of comparison, the graph also illustrates comparable stockholder return of AMEX listed banks as a group as measured by the AMEX Market Index and the peer group index as defined by AMEX. The graph assumes a $100 investment on December 31, 2000 in the common stock of each of the Company, the AMEX peer group banks and the AMEX Market Index as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 2000.

Market values for 2001, 2002, 2003, 2004 and 2005 are based on information obtained from the American Stock Exchange.

	2000	2001	2002	2003	2004	2005
Bar Harbor	100.00	133.43	149.18	216.25	239.26	224.03
Peer Group Index	100.00	126.20	142.68	175.77	207.13	196.25
Amex Market Index	100.00	95.39	91.58	124.66	142.75	157.43

(GRAPH)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On March 26, 2004, the Audit Committee of the Board of Directors of Bar Harbor Bankshares (the "Company") dismissed Berry, Dunn, McNeil & Parker ("BDMP") as its independent registered public accountants, and approved the appointment of KPMG LLP as its independent registered public accountants for the Company’s fiscal year ending December 31, 2004. KPMG LLP also served as the independent registered public accountants for the Company for the fiscal year ending December 31, 2005.

The Company’s Audit Committee has approved the appointment of KPMG LLP as the Company’s principal independent registered public accountant for the fiscal year ending December 31, 2006.

The reports of KPMG LLP and BDMP on the Company’s consolidated financial statements as of December 31, 2005 and 2004 and for the three year period ending on December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year 2003 and the interim period preceding the dismissal of BDMP on March 26, 2004, there have been no disagreements between the Company and BDMP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of BDMP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its prior reports.

During the two-year period ending December 31, 2003, and the interim period preceding the dismissal of BDMP, no reportable events occurred in connection with the relationship between BDMP and the Company.

We do anticipate a representative from KPMG LLP will be present and available to respond to questions or make a statement(s) at the Meeting. A representative from BDMP is not expected to be present at the Meeting.

 Audit Fees

The following summarizes KPMG LLP’s and BDMP’s audit fees for 2005 and 2004 respectively:

Service	KPMG LLP 2005	KPMG LLP 2004	BDMP 2004
Audit Fees	$335,000	$369,250	$ -0-
Audit Related Fees	18,000	29,250	5,330
Tax Fees	10,015	21,425	-0-
All Other Fees	-0-	-0-	5,071
Total	$363,015	$419,925	$10,401

1. Audit Fees. The aggregate fees billed for professional services rendered by the principal accountants KPMG LLP, for the audit of the Company’s annual financial statements and internal control over financial reporting, and review of financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2005 and 2004 were $335,000 and $369,250 respectively.

2. Audit Related Fees. The aggregate fees billed for assurance and related services rendered by KPMG LLP and BDMP related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2005 and 2004 were $18,000, $29,250, and $5,330, respectively. These services related to an employee benefit plan audit, the acquisition of the Rockland Branch of Androscoggin Savings Bank, and accounting consultations.

3. Tax fees. The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning in the years ended December 31, 2005 and 2004 were $10,015 and $21,425, respectively. The nature of the services comprising the fees disclosed under this category is preparation of federal and state tax returns, review of estimated tax payments, and tax planning.

4. All other fees: The aggregate fees billed for services provided by BDMP, other than the services reported in the paragraphs above, in the year ended December 31, 2004 was $5,071. The nature of the services comprising the fees disclosed under this category was assistance with the strategic planning process, fixed asset assistance, and arbitration proceedings.

The Audit Committee’s pre-approval policies and procedures require the Audit Committee Chair to pre-approve all audits and non-audit services, and report such pre-approvals to the Audit Committee at its next regularly scheduled meeting.

No services were rendered for financial information systems design and implementation or internal audit.

The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

See Appendix B for Letter from Berry, Dunn, McNeil & Parker

OTHER MATTERS

Financial Statements

A copy of the Company’s Annual Report is being provided to each stockholder with this Proxy Statement.

THE COMPANY IS ALSO INCLUDING A COPY OF THE ANNUAL REPORT BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. UPON WRITTEN REQUEST, STOCKHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.

Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 24, 2005, which is the record date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

Nominations by Stockholders

 The Company Bylaws provide that the Company will consider nominees for election to the Board of Directors recommended by stockholders if made in the same manner provided for under the Company Bylaws with regard to typical stockholder proposals. These procedures require in part that the stockholder submit the proposed nomination in writing to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, Maine 04609, no less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting or the date on which the next Annual Meeting is scheduled to occur (provided that notice of such date has been provided to the stockholders or has been publicly announced, whichever date is later. Any such notice shall set forth the reasons for considering such nominee, the name and address of the stockholder proposing the nominee, the number of shares of the Company’s capital stock beneficially owned by such stockholder and any material interest of the stockholder in the matter proposed to be brought before the Annual Meeting. If the Governance Committee determines that any stockholder proposal (including a nomination for election of a director) was not made in a timely fashion or that information provided in the notice does not fulfill the information requirements set forth above in any material respects, such proposal shall not be presented for action at the Annual Meeting for which it is proposed. If a stockholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above.

Stockholder Proposals

Stockholders may submit proposals for consideration at the 2007 Annual Meeting, which presently is scheduled for May 15, 2007. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than December 8, 2006 which is 120 days in advance of the proposed mailing date of the 2007 proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

Communication with Board of Directors

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders will be shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Code of Ethics

 The Company Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Ethics on our website located at www.BHBT.com

 Other Business

As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

/s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

 APPENDIX A

REPORT OF THE AUDIT COMMITTEE

March 9, 2006

To the Board of Directors of Bar Harbor Bankshares:

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

 The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Each of the members of the Audit Committee is independent as defined under the listing standards of the American Stock Exchange as of December 31, 2005.

The Board of Directors has determined that the Company has at least one "audit committee financial expert" serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an "audit committee financial expert" and is "independent" within the meaning of the rules adopted by the American Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002.

Scott G. Toothaker, Chair
Martha T. Dudman
Dwight L. Eaton
Lauri E. Fernald
Kenneth E. Smith
David B. Woodside

APPENDIX B

LETTER FROM BERRY, DUNN, MCNEIL & PARKER

March 15, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for Bar Harbor Bankshares and Subsidiaries, and on February 19, 2004, we reported on the consolidated financial statements of Bar Harbor Bankshares and Subsidiaries as of and for the year ended December 31, 2003. On March 26, 2004, we were dismissed as principal accountants of Bar Harbor Bankshares and Subsidiaries. We have read Bar Harbor Bankshares and Subsidiaries statements included on its Selection of Auditor page of its Proxy filing dated March 15, 2005, and we agree with such statements.

Very truly yours,

/s/ Berry, Dunn, McNeil & Parker

Berry, Dunn, McNeil & Parker
Bangor, Maine

36 Pleasant Street, Bangor, ME 04401
207-942-1600 FAX 207-942-9278
WWW.BDMP.COM